UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to §240.14a-12

RELIANCE GLOBAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

RELIANCE GLOBAL GROUP, INC.

300 Blvd. of the Americas, Suite 105

Lakewood, New Jersey 08701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2026

To the Stockholders of Reliance Global Group, Inc.:

You are cordially invited to attend the 2026 Annual General Meeting of Stockholders (the “Annual Meeting”) of Reliance Global Group (the “Company”) to be held on a virtual basis on May 6, 2026 at 1:00 p.m. Eastern Time, for the following purposes:

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

The Board has fixed the close of business on March 5, 2026, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Stockholders will vote on the following matters at the 2026 Annual Meeting:

(1)	To elect the five nominees for director named herein to our Board of Directors, each to serve a one-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

(2)	To ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our fiscal year ending on December 31, 2026.

(3)	To approve an amendment of our 2025 Equity Incentive Plan (the “2025 Plan”) to increase the number of shares of common stock available for issuance under the 2025 Plan.

(4)	To approve the issuance of shares of common stock, for purposes of Nasdaq Listing Rule 5635(d), pursuant to that certain Purchase Agreement dated as of August 26, 2025, as amended, establishing an equity line of credit.

(5)	To transact such other business as may properly come before the 2026 Annual Meeting or any adjournments or postponements thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

Sincerely yours,

/s/ Ezra Beyman
Ezra Beyman
Chairman of the Board and Chief Executive Officer
Reliance Global Group, Inc.

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR, IF YOU RECEIVED A PRINTED FORM OF PROXY IN THE MAIL, BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT AND OUR FORM OF PROXY CARD ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 23, 2026.

RELIANCE GLOBAL GROUP, INC.

300 Blvd. of the Americas, Suite 105

Lakewood, New Jersey 08701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 6, 2026

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Reliance Global Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 1:00 p.m. Eastern Time on May 6, 2026, virtually for the following purposes:

(1)	To elect the five nominees for director named herein to our Board of Directors, each to serve a one-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

(2)	To ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our fiscal year ending on December 31, 2026.

(3)	To approve an amendment of our 2025 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the 2025 Equity Incentive Plan.

(4)	To approve the issuance of shares of common stock, for purposes of Nasdaq Listing Rule 5635(d), pursuant to that certain Purchase Agreement dated as of August 26, 2025, as amended, establishing an equity line of credit.

(5)	To transact such other business as may properly come before the 2026 Annual Meeting or any adjournments or postponements of the 2026 Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

Stockholders of record of our Common Stock at the close of business on March 5, 2026 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend the Annual Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Annual Meeting, please vote your proxy via the internet, by telephone, or by completing, dating, signing and returning the enclosed proxy. Whether or not you expect to attend the Annual Meeting, please read the proxy statement and then promptly vote your proxy in order to ensure your representation at the Annual Meeting.

You may cast your vote before the Annual Meeting by visiting https://www.proxyvote.com or scan the QR Barcode in the enclosed proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may cast your vote during the meeting by visiting https://www.virtualshareholdermeeting.com/EZRA2026 or by calling 1-800-690-6903. You may also have access to the materials for the Annual Meeting by visiting the website: https://www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote prior to or at the Annual Meeting.

Each share of Common Stock entitles the holder thereof to one vote. A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the attached proxy statement are first being mailed to stockholders on or about March 23, 2026.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Ezra Beyman
Ezra Beyman
Chairman of the Board
Reliance Global Group, Inc.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

PROXY STATEMENT

RELIANCE GLOBAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

to be held virtually at 1:00 p.m. Eastern Time on May 6, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these Proxy Materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Reliance Global Group, Inc. for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on May 6, 2026 at 1:00 p.m. Eastern Time, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on or about, March 23, 2026. This proxy statement gives you information on these proposals so that you can make an informed decision.

In this proxy statement, we refer to Reliance Global Group, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

What is included in these materials?

These materials include:

●	This proxy statement for the Annual Meeting;

●	A proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock, par value $0.086 per share (the “Common Stock”) on March 5, 2026 (the “Record Date”) may vote at the Annual Meeting. There were 21,253,013 shares of Common Stock outstanding on the Record Date, each having one vote per share. All shares of Common Stock vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” on page 22 of this proxy statement.

What is the proxy card?

The proxy card enables you to appoint Ezra Beyman, Chief Executive Officer and Joel Markovits, our Chief Financial Officer as your representatives at the Annual Meeting. This way, by completing and returning the proxy card with your instructions on the proxy card, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we think that it is a good idea to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment. The proxy card (or voter information form) will also contain your control number. You will need to use the control number appearing on your proxy card to vote prior to or at the Annual Meeting.

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What am I voting on?

You are being asked to vote:

(1)	To elect the five nominees for director named herein to our Board of Directors, each to serve a one-year term expiring at the 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified (“Proposal 1” or the “Director Election Proposal”).

(2)	To ratify the appointment of Urish Popeck & Co., LLC as our independent registered public accounting firm for our fiscal year ending on December 31, 2026 (“Proposal 2” or the “Auditor Ratification Proposal”).

(3)

To approve an amendment of our 2025 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the 2025 Equity Incentive Plan. (“Proposal 3” or the “Increase in Authorized Shares to the 2025 Equity Incentive Plan Proposal”).

(4)	To approve the issuance of shares of common stock, for purposes of Nasdaq Listing Rule 5635(d), pursuant to that certain Purchase Agreement dated as of August 26, 2025, as amended, establishing an equity line of credit (“Proposal 4” or the “Nasdaq Listing Rule 5635(d) Proposal”).

(5)	To transact such other business as may properly come before the 2026 Annual Meeting or any adjournments or postponements of the 2026 Annual Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” each of the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC (“VStock”), you are a “stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares as described below. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by or at the direction of your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to vote your shares and to attend the Annual Meeting as described below. Whether or not you plan to attend the Annual Meeting, please vote prior to the Annual Meeting as described below to ensure that your vote is counted.

How do I vote my shares?

There are four ways to vote:

(1)	Via the Internet. Use the internet to vote by going to the internet address listed on your proxy; have your proxy card in hand as you will be prompted to enter your control number to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

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(2)	Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

(3)	In person on a virtual basis. You may vote at the Annual Meeting by following the instructions when you log-in for the Annual Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Annual Meeting.

(4)	By Mail. You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	sending a written notice to Joel Markovits, Chief Financial Officer, at the offices of the Company at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701 stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or

●	voting at the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may need to instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote at the Annual Meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion on certain routine matters, such as the approval of the Auditor Ratification Proposal and the Adjournment Proposal, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis for the Equity Incentive Plan Proposal, the Nasdaq Listing Rule 5635(d) Proposal, or the Director Election Proposal, if you hold your shares in street name and you do not return your proxy card or voting instruction form, your shares may constitute “broker non-votes” with respect to each of these proposals. Broker non-votes will be counted for purposes of establishing a quorum but will have no effect on the outcome of the vote on the Equity Incentive Plan Proposal, the Nasdaq Listing Rule 5635(d) Proposal, or the Director Election Proposal.

How may I vote with respect to each proposal and how are votes counted?

Your voting options will be dependent on the particular proposal for which you wish to cast a vote. With respect to Proposal 1 (the Direction Election Proposal), Proposal 2 (the Auditor Ratification Proposal), Proposal 3 (the Increase in Authorized Shares to the 2025 Equity Incentive Plan Proposal), Proposal 4 (the NASDAQ Listing Rule 5635(d) Proposal), and Proposal 5 (the Adjournment Proposal), you may vote “for” or “against” each of the proposals or you may “abstain” from casting a vote on each such proposal. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Each of the Director Election Proposal, the Increase in Authorized Shares to the 2025 Equity Incentive Plan Proposal, and the NASDAQ Listing Rule 5635(d) Proposal is “non-routine.” Thus, in tabulating the voting result for this proposal, shares that constitute broker non-votes are not considered votes cast on those proposals. The Auditor Ratification Proposal and the Adjournment Proposal are each a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

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What constitutes a quorum?

The presence, in person or by proxy, of holders of at least 33⅓% of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

What are the voting requirements to approve each of the proposals?

Each of the proposals requires the affirmative “FOR” votes of a majority of the votes cast on such proposal. Abstentions will have no effect on the outcome of these proposals.

Proposal 1—the Director Election Proposal, is not a routine matter, and as such brokers may not vote at the Annual Meeting on such proposal, if they do not receive instructions from the beneficial owner as to how to vote.

Proposal 2—the Auditor Ratification Proposal, is a “routine” matter, and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

Proposal 3— the Increase in Authorized Shares to the 2025 Equity Incentive Plan, is not a routine matter, and as such brokers may not vote at the Annual Meeting on such proposal, if they do not receive instructions from the beneficial owner as to how to vote.

Proposal 4— the NASDAQ Listing Rule 5635(d) Proposal, is not a routine matter, and as such brokers may not vote at the Annual Meeting on such proposal, if they do not receive instructions from the beneficial owner as to how to vote.

Proposal 5—the Adjournment Proposal, is a “routine” matter, and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the proposals.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting and will file a Current Report on Form 8-K announcing the voting results of the Annual Meeting, within four business days after the Annual Meeting.

Who can help answer my questions?

You can contact Joel Markovits, at (732) 380-4646 or by sending a letter to Joel Markovits at the offices of the Company at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701, or by email to, jmarkovits@relianceglobalgroup.com, with any questions about proposals described in this proxy statement or how to execute your vote.

Who bears the cost of soliciting proxies?

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. We expect to request nominee organizations to assist in the distribution of our proxy materials to their beneficial owner customers and may reimburse such organizations for certain of their reasonable out-of-pocket expenses related thereto. We have also engaged the services of Laurel Hill to assist with the solicitation of proxies and have agreed to pay $7,000 and reimbursement for expenses for such services. Our officers, directors and employees may assist in soliciting proxies or votes by telephone, electronic and personal communications, but no additional compensation will be paid to such individuals in connection with such activities.

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THE ANNUAL MEETING

General

While we know of no other matters to be acted upon at the Annual Meeting, it is possible that other matters may be presented at the Annual Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.

Expenses

The expense of preparing, printing and mailing this proxy statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of Proxies

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of the Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

No Right of Appraisal

None of Florida law, our Restated Articles of Incorporation, or our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Your Questions About Voting Your Shares

You can contact Joel Markovits, at (732) 380-4646 or by sending a letter to Joel Markovits at the offices of the Company at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701, or by email to, jmarkovits@relianceglobalgroup.com, with any questions about proposals described in this proxy statement or how to execute your vote.

Principal Offices

The principal executive offices of the Company are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. The Company’s telephone number at such address is (732) 380-4600.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF EACH PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

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PROPOSAL 1

DIRECTOR ELECTION

Introduction

As of the Record Date, the Board consisted of five directors. At the recommendation of our Nominating and Governance Committee, the Board proposed that Ezra Beyman, Alex Blumenfrucht, Scott Korman, Ben Fruchtzweig and Sheldon Brickman, be elected for a one-year term expiring at the 2027 Annual Meeting and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of each of the five nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than five directors. Stockholders may not cumulate votes for the election of directors.

Board Qualifications

We believe that the collective skills, experiences, and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. In selecting directors, the Board considers candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below. The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominees to the Board of Directors

We have been advised by the Director Nominees that they are willing to be named as nominees and are willing to serve or continue to serve as directors if elected.

The following is a brief biography of each Director Nominee:

Ezra Beyman

Director of Reliance Global Group, Inc.

2018 - Chief Executive Officer and Chairman of the Board of Reliance Global Group, Inc.

2015 - Chairman of Reliance Global Holdings, LLC and Affiliates

2006 - President and CEO of Empire American Holdings, LLC

1985 - President of Empire Equity Group, Inc.

Ezra Beyman has served as our Chief Executive Officer and Chairman of the Board since 2018. Mr. Beyman brings nearly three decades of entrepreneurial experience in financial services and real estate, and more than twenty years of experience in the insurance industry. In 1985, he founded his first mortgage brokerage, which grew rapidly and, by 2003, had become the third-largest licensed mortgage brokerage in the United States. After expanding into commercial and residential real estate, Mr. Beyman grew his portfolio at one point to greater than 40,000 residential units valued at more than $3 billion, in addition to owning several insurance agencies.

Mr. Beyman was educated at Mesivta Tifereth Yerushalayim in the New York metropolitan area, where he pursued advanced Talmudic studies and earned his First Talmudic degree in 1975, and attended the business program at the New York Institute of Technology.

The Board believes Mr. Beyman’s experience building and managing businesses in the financial services, real estate and insurance industries qualifies him to serve as our Chief Executive Officer and Chairman of the Board.

Alex Blumenfrucht

Director of Reliance Global Group, Inc.

2015 – 2018: Audit senior at Deloitte and Touché

2018 - 2022: Former CFO of Reliance Global Group, Inc.

2018 – Present: Future Care Consultants

Alex Blumenfrucht has served as a member of our Board of Directors since 2018 and previously served as our Chief Financial Officer from 2018 until June 1, 2022. Following his departure from the Company, Mr. Blumenfrucht joined Future Care Consultants, an unaffiliated company that provides services to nursing homes, where he currently serves as Chief Financial Officer. In this role, he oversees the company’s financial strategy, including cash flow management, budgeting, financial planning and supporting strategic business decisions.

Prior to joining the Company, Mr. Blumenfrucht worked as an Audit & Assurance professional at Deloitte & Touche LLP from September 2015 to May 2018, where he led audit engagements for both public and privately held companies.

The Board believes that Mr. Blumenfrucht’s experience in financial reporting, internal controls and financial analysis for both private and public companies qualifies him to serve on our Board of Directors.

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Scott Korman

Director of Reliance Global Group, Inc.

1984 – Present: President of Nashone, Inc.

2019 – Present: CEO, Innervate Radiopharmaceuticals LLC

Mr. Korman has served on our Board since December 2019 and he currently serves as President of Nashone, Inc., a private equity firm, which he founded in 1984. In this role, Mr. Korman is involved in financial advisory, M&A, and general management assignments. He is a founder and Managing Member and CEO of Innervate Radiopharmaceuticals LLC since May 2019, CEO of Sentry Laboratories LLC since February 2020 and CFO and board member of Adenocyte LLC since 2018. Mr. Korman previously served as Chairman and CEO of Best Manufacturing Group LLC, a leading manufacturer and distributor of uniforms, napery, service apparel, and hospitality and healthcare textiles. Mr. Korman also served as President and CEO of Welsh Farms Inc., a full-service dairy processor and distributor of milk, ice cream mix and ice cream products. Mr. Korman received a B.S. degree in Economics from the University of Pennsylvania Wharton School. He has served as a member of the Board of Directors of Tofutti Brands, Inc. since December 2011. He also serves on the boards of various not-for-profit groups.

The Board determined that Mr. Korman’s business experience makes him an ideal director for the Company.

Ben Fruchtzweig

Director of Reliance Global Group, Inc.

2013 – Present: Director, Mosdos Beis Abba

Mr. Fruchtzweig has served on our Board since December 2019 and brings decades of executive experience in accounting and financial services. He currently serves on the board of Mosdos Beis Abba since June 2013. He has served as Chief Comptroller/Financial Analyst at national financial services and investment companies. He received his NYS C.P.A. license in 1987 and has worked at Deloitte Haskins and Sells and other leading accounting firms. Currently, Mr. Fruchtzweig lectures on a variety of topics including business ethics. He also serves on a voluntary basis as a trustee of a non-profit private foundation, which serves to provide the needed financial support, services and guidance to qualifying individuals and families. Mr. Fruchtzweig graduated Magna Cum Laude from Queens College/C.U.N.Y. in June 1985.

The Board believes that Mr. Fruchtzweig’s strong accounting and finance background makes him a strong director.

Sheldon Brickman

Director of Reliance Global Group, Inc.

2013 – Present: President of Rockshore Advisors LLC

Mr. Brickman has served on our Board since August 2020 and has been President of Rockshore Advisors LLC since May 2013. Sheldon has over 25 years of M&A advisory and business development experience, totaling more than $40 billion in deal value. Additionally, he has served as Chief Financial Officer of InfinT Acquisition Corporation since May 2021. Sheldon has worked for numerous multibillion-dollar insurance carriers, including assignments for such companies as AIG, Aetna and National General. He has assisted international companies (in the UAE, UK, Asia and Latin America), start-up operations, and regional insurance carriers. Mr. Brickman’s experience covers the property casualty and life/health markets, including working with insurance carriers, managing general agencies, wholesalers, retailers and third-party administrators.

The Board determined that Mr. Brickman’s M&A and insurance industry experience makes him an ideal director for the Company.

Required Vote

The election of these nominees as directors requires the affirmative vote of a majority of the votes cast at this Annual Meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

The Audit Committee appoints the Company’s independent registered public accounting firm. The Audit Committee evaluates the qualifications, performance and independence of its independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to the Company’s account; the overall strength and reputation of the firm; the firm’s capabilities relative to the Company’s business; and the firm’s knowledge of our operations. Neither the Auditor nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as the Company’s auditor that provide audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Urish Popeck & Co., LLC to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to the completion of Urish Popeck & Co., LLC client acceptance procedures and execution of an engagement letter.

Consequences if the Auditor Ratification Proposal is Not Approved

If the Company’s stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to reconsider its appointment.

A representative of Urish Popeck & Co., LLC is expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit, Audit-Related and All Other Fees

The table below sets forth the aggregate fees billed to the Company by Urish Popeck & Co., LLC for services rendered in the fiscal years ended December 31, 2024 and 2025.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees (1)	$282,000	$230,727
Audit-Related Fees (2)	95,507	106,535
Tax Fees (3)	-
All Other Fees (4)	-
Total	$377,507	$337,262

(1)	Audit Fees - This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)	Audit-Related Fees - This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include historical audits of the businesses acquired, consultation regarding our correspondence with the SEC, other accounting consulting and other audit services.

(3)	Tax Fees - This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

(4)

All Other Fees - All other fees include fees for permitted products and services other than those that meet the criteria above.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Urish Popeck & Co., LLC.

Since the formation of the Audit Committee, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2025 with the Company’s management and Urish Popeck & Co., LLC. Further, the Audit Committee has discussed with Urish Popeck & Co., LLC the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

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The Audit Committee also has received the written disclosures and the letter from Urish Popeck & Co., LLC required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Urish Popeck & Co., LLC independence from the Company, and has discussed with Urish Popeck & Co., LLC its independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining Urish Popeck & Co., LLC’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the Company’s audited consolidated financial statements for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Members of the Audit Committee:

Scott Korman (Chair and Audit Committee Financial Expert)
Ben Fruchtzweig
Sheldon Brickman

Required Vote

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at this Annual Meeting.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF URISH POPECK & CO., LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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proposal 3

TO APPROVE AN AMENDMENT OF OUR 2025 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2025 PLAN BY 14,000,000 SHARES.

2025 Equity Incentive Plan

On March 18, 2025, the Board approved, and subsequently the stockholders approved, the 2025 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means through which the Company and its subsidiaries may attract and retain key personnel, and to provide a means whereby directors, officers, employees, consultants, and advisors of the Company and its subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, thereby strengthening their commitment to the welfare of the Company and its subsidiaries and aligning their interests with those of the Company’s stockholders. The Plan provides for various stock-based incentive awards, including incentive and nonqualified stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”), and other equity-based or cash-based awards. The total number of shares of common stock authorized for issuance under the Plan is 2,000,000 shares. As of March 12, 2026, there remained 116,090 shares available for issuance under the Plan.

Administration of the Plan.

The Plan is to be administered by the Compensation Committee of the Board. The Compensation Committee is authorized to select from among eligible employees, directors, and service providers those individuals to whom shares and options are to be granted and to determine the number of shares to be subject to, and the terms and conditions of the options. The Compensation Committee is also authorized to prescribe, amend, and rescind terms relating to options granted under the Plan. Generally, the interpretation and construction of any provision of the Plan or any shares and options granted hereunder is within the discretion of the Compensation Committee.

The Plan was approved by the Company’s stockholders on May 29, 2025, becoming effective as of March 18, 2025, and will terminate on March 18, 2035, unless terminated earlier by the Board.

We are seeking the approval of our stockholders for an amendment to our Plan to increase the number of shares under the Plan (the “2025 Plan Increase Amendment”). Our Board of Directors has approved the 2025 Plan Increase Amendment and recommends its approval by our stockholders. In determining the size of the proposed increase, the Board considered historical grant practices, anticipated hiring and retention needs, and the expected duration of the share reserve. The 2025 Plan Increase Amendment increases only the number of shares available for issuance under the Plan. No other material terms of the Plan are being amended. The benefits or amounts that would be received by executive officers, directors, or other participants under the Plan are not currently determinable. The proposed amendment of the 2025 Equity Incentive Plan is attached as Exhibit A to this proxy statement.

We believe our future success continues to depend in part on our ability to attract, motivate and retain high quality employees, consultants and directors and that the ability to provide equity-based and incentive-based awards under the Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of common stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

Specifically, our Board of Directors believes that it is advisable to increase the share limit in the Plan by 14,000,000 shares, with such amount subject to adjustment for certain corporate events and under the applicable share counting rules. If approved by our stockholders, the total number of shares of common stock authorized for issuance under the Plan will increase from 2,000,000 shares to 16,000,000 shares.

If the amendment to the Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized.

Amendment and Termination of the Plan

The Board of Directors may amend, suspend or terminate the Plan at any time, provided that stockholder approval will be obtained to the extent required by applicable law, stock exchange rules, or the terms of the Plan. No amendment, suspension or termination of the Plan may materially impair the rights of a participant with respect to any outstanding award without the participant’s consent, except as otherwise permitted under the terms of the Plan.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences relating to awards granted under the Plan based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not purport to be complete and does not describe state, local or foreign tax consequences.

Incentive stock options generally are not taxable to the participant upon grant or exercise, provided certain holding period requirements are satisfied. Nonqualified stock options generally result in ordinary income to the participant at the time of exercise in an amount equal to the difference between the fair market value of the shares on the exercise date and the exercise price. Restricted stock and restricted stock units generally result in ordinary income to the participant when the shares are no longer subject to a substantial risk of forfeiture or when the units are settled. The Company generally will be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income, subject to applicable limitations under the Code.

Required Vote

The approval of an amendment to our 2025 Equity Incentive Plan to increase the number of shares of common stock available for issuance requires the affirmative vote of a majority of the votes cast at this Annual Meeting.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR TO APPROVE AN AMENDMENT OF OUR 2025 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2025 PLAN BY 14,000,000 SHARES.

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PROPOSAL 4

TO APPROVE of the issuance of our Common Stock FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D)

On August 26, 2025, the Company entered into a Common Stock Purchase Agreement (the “ELOC”) and a related Registration Rights Agreement with White Lion Capital, LLC (“White Lion” or the “Investor”). Pursuant to the ELOC, the Company has the right, but not the obligation, to require Investor to purchase, from time to time and subject to the terms and conditions set forth therein, up to an aggregate of $10,000,000 of the Company’s Common Stock, following the effectiveness of a resale registration statement on Form S-1 which was declared effective by the SEC on September 4, 2025. Such shares of our Common Stock include up to (i) 11,294,330 shares of Common Stock that we may elect, in our sole discretion, to issue and sell to White Lion, from time to time from and after the commencement date under the White Lion Purchase Agreement and subject to applicable stock exchange rules, and (ii) 112,943 shares of Common Stock issuable to White Lion as commitment shares in connection with the ELOC pursuant to the ELOC (assuming a value of $0.8854 per share).

Each purchase will be made at a price equal to the lowest traded price of the Company’s common stock during a three-hour valuation period following Investor’s acknowledgment of a purchase notice, with closings generally occurring the next business day, subject to customary settlement conditions. The agreement includes an Exchange Cap limiting issuances to 19.99% of the Company’s outstanding common stock as of the execution date unless stockholder approval is obtained or the average price paid for all shares issued equals or exceeds $0.9196, and a Beneficial Ownership Limitation preventing Investor from beneficially owning more than 4.99% (which may be increased to 9.99% upon 61 days’ prior written notice) of the Company’s outstanding common stock. The Company is obligated to issue the investor commitment shares valued at $100,000 due in two equal tranches of $50,000, during the third and fourth quarters of 2025, respectively. The Company issued the first tranche consisting of 53,186 shares of Common Stock valued at $50,000 during the quarter ended September 30, 2025, and the second tranche consisting of 69,444 shares of Common Stock valued at $50,000 during the quarter ended December 31, 2025

Pursuant to the ELOC, as of December 31, 2025, the Company issued 1,098,004 shares of Common Stock for net proceeds of $859,607 after a one-time $10,000 documentation fee and other expenses, which resulted in net remaining capacity on the ELOC of $9,130,393.

On November 5, 2025, the Company entered into Amendment No. 1 to the Common Stock Purchase Agreement with White Lion. The Amendment introduces a Fixed Purchase Notice mechanism with pricing at 90% of the lowest traded price during a five-minute pre-notice period, a 5% ADTV per-notice cap (unless waived), and next-business-day cash closing upon DWAC share delivery.

On March 12, 2026, the Company entered into Amendment No. 2 to the Common Stock Purchase Agreement with White Lion. Amendment No. 2 extended the Commitment Period to December 31, 2028 and increased the Commitment Amount from $10,000,000 to $50,000,000.

11,407,273 shares of our Common Stock constitutes approximately 54% of our outstanding shares of Common Stock as of March 12, 2026. The actual number of shares of our Common Stock that we may issue and sell to White Lion under the ELOC will vary depending on the market price of our Common Stock.

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Stock Rule 5635(d) is referred to as the “Nasdaq 20% Rule.” In order to comply with the Nasdaq 20% Rule, we are seeking stockholder approval to permit the potential issuance of more than 19.99% of our outstanding common stock outstanding as of immediately prior to the ELOC.

The Nasdaq 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities issuable at lower than Minimum Price, as defined in Nasdaq Rule 5635(d), if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction (the “Exchange Cap”). “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. The “Minimum Price” for purposes of Nasdaq Rule 5635(d) was $0.9196, which represented the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of the agreement and (ii) the average Nasdaq Official Closing Price for the five trading days preceding the signing of the agreement.

To meet the Nasdaq 20% Rule, we need stockholder approval under the listing rules of Nasdaq to permit the potential issuance of more than 20% of our outstanding common stock in accordance with the terms of the Agreement. Stockholder approval of this proposal will allow the Company to issue shares of common stock in excess of the Exchange Cap under Nasdaq Listing Rule 5635(d).

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What is the Effect on Current Stockholders if Proposal No. 4 is Approved?

If our stockholders approve this proposal, we will be able to eliminate the Exchange Cap and therefore have the option to issue the maximum number of shares of common stock issuable pursuant to the terms of the ELOC which would exceed 19.99% of our issued and outstanding shares of common stock as of the date we commenced the ELOC. This would allow the Company the ability to raise the entire $50 million under the ELOC. If stockholders approve Proposal No. 4, the rights or privileges of our existing stockholders will not be affected, except that the economic and voting interests of each of our existing stockholders will be significantly diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

What is the Effect on Current Stockholders if the Proposal No. 4 is NOT approved?

If our stockholders do not approve this Proposal No. 4, we may be limited in the amount of money we raise under the ELOC. We are not seeking the approval of our stockholders to authorize our entry into the ELOC, only to approve the issuance of shares beyond the Exchange Cap. The failure of our stockholders to approve the proposal may result in our inability to raise money under the ELOC. Accordingly, if the Company is limited in the number of shares it can issue under the ELOC, dilution to stockholders will be limited and have the effect of limiting the Company’s growth potential with no additional capital.

Required Vote

The approval for issuances of our common stock for purposes of NASDAQ Listing Rule 5635(d) requires the affirmative vote of a majority of the votes cast at this Annual Meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND A VOTE FOR THE ISSUANCE OF OUR COMMON FOR PURPOSES OF COMPLYING WITH nasdaq listing rule 5635(D).

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PROPOSAL 5

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with any of the foregoing proposals. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Annual Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is required for the approval of the Adjournment Proposal. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum. Abstentions and broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

CORPORATE GOVERNANCE INFORMATION

Current Directors and Executive Officers

Listed below are the names of the current directors and executive officers of the Company, their ages, positions held, and biographies if not disclosed above:

Name	Age	Position(s) Held
Ezra Beyman	71	Chief Executive Officer (CEO) and Chairman of the Board of Directors
Joel Markovits	45	Chief Financial Officer (CFO), Chief Accounting Officer (CAO), Financial Reporting Manager (FRM)
Yaakov Beyman	43	Executive Vice President, Insurance Division
Scott Korman	71	Director and Chair of the Audit Committee (Audit Committee Financial Expert), and Member of the Compensation and Nominating and Governance Committees
Ben Fruchtzweig	61	Director and Chair of the Compensation Committee and Member of the Audit and Nominating and Governance Committees
Sheldon Brickman	60	Director and Chair of the Nominating and Governance Committee and Member of the Audit and Compensation Committees
Alex Blumenfrucht	37	Director and former Chief Financial Officer

Joel Markovits, age 45, has served as Chief Financial Officer since January 1, 2023. He joined Reliance in June 2021 as Financial Reporting Manager and served in that role through January 31, 2022. From February 1, 2022 through December 31, 2022, he served as Chief Accounting Officer before assuming his current role as Chief Financial Officer. Prior to joining the Company, Mr. Markovits was a Senior Manager at KPMG LLP from April 2015 to May 2021, where he led large and complex audit engagements, including serving as lead senior manager for a global enterprise with approximately $16 billion in annual revenues reporting under both U.S. GAAP and IFRS. During his tenure at KPMG, he also served in a data and analytics leadership capacity, supporting technology-enabled audit and financial analysis initiatives. Mr. Markovits holds a Master of Science in Accounting from Fairleigh Dickinson University and has been a Certified Public Accountant in the State of New Jersey since November 2013.

Yaakov Beyman. Mr. Beyman, age 43, joined Reliance in July 2018. Prior to joining the Company, from December 2012 to July 2018, he was Executive VP of Insurance Division, of Empire Insurance Holdings. Mr. Beyman oversees our overall insurance operations, including strategy and developing/implementing operational tools. He holds insurance licenses in most of the continental U.S., and is involved heavily in marketing, maintaining state of the art technological models, financial management and distributions, and entity creation and maintenance.

Family Relationships

There are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions. Except for Ezra Beyman and Yaakov Beyman (father and son), there are no family relationships between any of our directors or executive officers.

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Composition of the Board of Directors

Our business and affairs are organized under the direction of the Board, which consists of five (5) members. Ezra Beyman serves as Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counselling and direction to our management. The Board meets on a regular basis and additionally as required.

Committees of the Board of Directors

The standing committees of Company’s Board consists of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of the Board are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Board of Directors and Committees of the Board of Directors

During the fiscal year ended December 31, 2025, the Board of Directors held 14 meetings. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2025 attended no less than 75% of the meetings of the Board and Board committees on which such director served during 2025.

Our policy is to invite and encourage each member of the Board to attend our annual meetings of stockholders. All members of our Board attended (virtually) the 2025 Annual Meeting of Stockholders, and all are expected to attend (virtually) the 2026 Annual Meeting.

Our Board has established three standing committees: an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, which are described below. Members of these committees are elected annually at a regular meeting of the Board held in conjunction with the annual stockholders’ meeting. The charter of each committee is available on our website at https://relianceglobalgroup.com/governance-documents/, and our committee appointments are set forth below.

Audit Committee

The Company’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of three independent directors under Nasdaq’s listing standards Scott Korman, Ben Fruchtzweig and Sheldon Brickman, each of whom is “financially literate” as defined under the Nasdaq listing standards.  Mr. Korman serves as Chairman of the Audit Committee. Mr. Korman satisfies the definition of “audit committee financial expert” within the meaning of SEC regulations and Nasdaq listing standards. During the fiscal year ended December 31, 2025, the Audit Committee held 4 meetings.

The Audit Committee has authority to review our financial records, deal with our independent auditors, recommend to the Board policies with respect to financial reporting, and investigate all aspects of our business. All of the members of the Audit Committee currently satisfy the independence requirements and other established Nasdaq criteria.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of our independent registered public accounting firm, and responsibility for reviewing and discussing with management and our independent registered public accounting firm our audited consolidated financial statements included in our Annual Report on Form 10-K, our interim financial statements and our earnings press releases. The Audit Committee also reviews the independence and quality control procedures of our independent registered public accounting firm, reviews management’s assessment of the effectiveness of internal controls, discusses with management the Company’s policies with respect to risk assessment and risk management and will review the adequacy of the Audit Committee charter on an annual basis.

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Nominating and Corporate Governance Committee

We have a Nominating and Corporate Governance Committee comprised of three independent directors under Nasdaq’s listing standards: Scott Korman, Ben Fruchtzweig and Sheldon Brickman. Mr. Brickman serves as Chairman of the Nominating and Corporate Governance Committee. During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee held 0 meetings. Matters within the scope of the committee (if any) were addressed by the full Board of Directors.

The Nominating and Corporate Governance Committee has the following responsibilities: (a) setting qualification standards for director nominees; (b) identifying, considering and nominating candidates for membership on the Board; (c) developing, recommending and evaluating corporate governance standards and a code of business conduct and ethics applicable to the Company; (d) implementing and overseeing a process for evaluating the Board, Board committees (including the Committee) and overseeing the Board’s evaluation of the Chairman and Chief Executive Officer of the Company; (e) making recommendations regarding the structure and composition of the Board and Board committees; (f) advising the Board on corporate governance matters and any related matters required by the federal securities laws; and (g) assisting the Board in identifying individuals qualified to become Board members; recommending to the Board the director nominees for the next annual meeting of stockholders; and recommending to the Board director nominees to fill vacancies on the Board.

The Nominating and Governance Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to the Board for its approval, criteria to be considered in selecting nominees for director (the “Director Criteria”); identifies and screens individuals qualified to become members of the Board, consistent with the Director Criteria. The Nominating and Governance Committee considers any director candidates recommended by the Company’s shareholders pursuant to the procedures described in the Company’s proxy statement, and any nominations of director candidates validly made by shareholders in accordance with applicable laws, rules and regulations and the provisions of the Company’s charter documents. The Nominating and Governance Committee makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders, subject to approval by the Board. The Nominating and Governance Committee does not have a set policy or process for considering diversity in identifying nominees, but strives to identity and recruit nominees with a broad diversity of experience, talents, professions, backgrounds, perspective, age, gender, ethnicity and country of citizenship, and who possess the commitment necessary to make a significant contribution to the Company. Board nominees should be committed to enhancing long-term stockholder value and should possess high standards of integrity and ethical behavior.

Compensation Committee

We have a Compensation Committee comprised of three independent directors under Nasdaq’s listing standards: Scott Korman, Ben Fruchtzweig and Sheldon Brickman. Mr. Fruchtzweig serves as Chairman of the Compensation Committee. During the fiscal year ended December 31, 2025, the Compensation Committee held 4 meetings.

The Compensation Committee oversees our executive compensation and recommends various incentives for key employees to encourage and reward increased corporate financial performance, productivity and innovation.

The Compensation Committee is responsible for: (a) assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including assessing our overall compensation structure, reviewing all executive compensation programs, incentive compensation plans and equity-based plans, and determining executive compensation; and (b) reviewing the adequacy of the Compensation Committee charter on an annual basis. The Compensation Committee, among other things, reviews and approves the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance with respect to such goals, and set the Chief Executive Officer’s compensation level based on such evaluation. The Compensation Committee also considers the Chief Executive Officer’s recommendations with respect to other executive officers and evaluates the Company’s performance both in terms of current achievements and significant initiatives with long-term implications. It assesses the contributions of individual executives and recommend to the Board levels of salary and incentive compensation payable to executive officers of the Company; compares compensation levels with those of other leading companies in similar or related industries; reviews financial, human resources and succession planning within the Company; recommend to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs; recommends to the Board the payment of additional year-end contributions by the Company under certain of its retirement plans; grants stock incentives to key employees of the Company and administer the Company’s stock incentive plans; and reviews and recommends for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

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Involvement in Certain Legal Proceedings

No director, executive officer, significant employee, or control person of the Company has been involved in any legal or regulatory proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Changes in Nominating Procedures

None.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to partially combine these roles. Due to the small size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions partially combined.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board’s risk parameters. While the Board oversees the Company, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our board leadership structure supports this approach.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Commission initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of changes in beneficial ownership with respect to their ownership of the Company’s securities, on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such forms that were received by us, or written representations from certain reporting persons, we are aware of the following failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 2025:

Ezra Beyman, our Chairman and Chief Executive Officer, filed four late Form 4 reports for transactions during fiscal year 2025. A Form 4 reporting a transaction with a triggering event of January 21, 2025 was filed on February 11, 2025, approximately 15 business days late. A Form 4 reporting a transaction with a triggering event of March 26, 2025 was filed on September 2, 2025, approximately 110 business days late. A Form 4 reporting a transaction with a triggering event of August 1, 2025 was filed on September 2, 2025, approximately 21 business days late. A Form 4 reporting a transaction with a triggering event of September 3, 2025 was filed on March 12, 2026, approximately 132 business days late.

Joel Markovits, our Chief Financial Officer, filed four late Form 4 reports for transactions during fiscal year 2025. A Form 4 reporting a transaction with a triggering event of January 21, 2025 was filed on February 11, 2025, approximately 15 business days late. A Form 4 reporting a transaction with a triggering event of June 18, 2025 was filed on July 24, 2025, approximately 24 business days late. A Form 4 reporting a transaction with a triggering event of August 1, 2025 was filed on September 2, 2025, approximately 21 business days late. A Form 4 reporting a transaction with a triggering event of September 3, 2025 was filed on March 12, 2026, approximately 132 business days late.

Yaakov Beyman, our Executive Vice President of Insurance, filed four late Form 4 reports for transactions during fiscal year 2025. A Form 4 reporting a transaction with a triggering event of December 23, 2024 was filed on January 7, 2025, approximately 9 business days late. A Form 4 reporting a transaction with a triggering event of January 21, 2025 was filed on February 11, 2025, approximately 15 business days late. A Form 4 reporting a transaction with a triggering event of June 18, 2025 was filed on July 24, 2025, approximately 24 business days late. A Form 4 reporting a transaction with a triggering event of August 1, 2025 was filed on September 2, 2025, approximately 21 business days late. A Form 4 reporting a transaction with a triggering event of September 3, 2025 was filed on March 12, 2026, approximately 132 business days late.

Alex Blumenfrucht, a member of our Board of Directors, filed two late Form 4 reports for transactions during fiscal year 2025. A Form 4 reporting a transaction with a triggering event of January 21, 2025 was filed on February 3, 2025, approximately 9 business days late. A Form 4 reporting a transaction with a triggering event of June 18, 2025 was filed on July 24, 2025, approximately 24 business days late.

Sheldon Brickman, a member of our Board of Directors, filed two late Form 4 reports for transactions during fiscal year 2025. A Form 4 reporting a transaction with a triggering event of January 21, 2025 was filed on February 3, 2025, approximately 9 business days late. A Form 4 reporting a transaction with a triggering event of June 18, 2025 was filed on July 24, 2025, approximately 24 business days late.

Ben Fruchtzweig, a member of our Board of Directors, filed two late Form 4 reports for transactions during fiscal year 2025. A Form 4 reporting a transaction with a triggering event of January 21, 2025 was filed on February 3, 2025, approximately 9 business days late. A Form 4 reporting a transaction with a triggering event of June 18, 2025 was filed on July 31, 2025, approximately 29 business days late.

Scott Korman, a member of our Board of Directors, filed two late Form 4 reports for transactions during fiscal year 2025. A Form 4 reporting a transaction with a triggering event of January 21, 2025 was filed on February 3, 2025, approximately 9 business days late. A Form 4 reporting a transaction with a triggering event of July 18, 2025 was filed on July 24, 2025, approximately 4 business days late.

Anti-Hedging/Anti-Pledging Policy

We have adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions. Consequently, no employee, executive officer or director may enter into a hedge or pledge of our common stock, including short sales, derivatives, put options, swaps and collars.

Insider trading arrangements and policies.

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. In addition, with regard to us trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements in all respects.

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Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers and directors including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics and Business Conduct has been filed with the SEC, and is available free of charge, upon request to our Corporate Secretary at Reliance Global Group, Inc., 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701; telephone number: (732) 380-4600. Any substantive amendment to the Code of Ethics and Business Conduct, and any waiver of the Code of Ethics and Business Conduct for executive officers or directors, will be made only after approval by the Board or a committee of the Board and will be disclosed on our website at relianceglobalgroup.com. In addition, any such waiver will be disclosed within four business days on a Form 8-K filed with the SEC if then required by applicable rules and regulations.

Compensation Recovery Policy

In 2023, the Board of Directors approved a new compensation recovery policy (the “Clawback Policy”) in compliance with SEC and then-applicable rules and regulations. The Clawback Policy provides that in the event we are required to prepare an “Accounting Restatement” (as defined in the Clawback Policy), we shall, subject to certain limited exceptions as described in the Clawback Policy, recover certain incentive-based compensation from executive officers who are or have been designated as an “officer” by the Board of Directors in accordance with Exchange Act Rule 16a-1(f). Compensation that shall be recovered under the Clawback Policy generally includes “Incentive-Based Compensation” (as defined in the Clawback Policy) received during the three-year period prior to the “Accounting Restatement Determination Date” (as defined in the Clawback Policy) that exceeds the amount that otherwise would have been received by the “officer” had such compensation been determined based on the restated amounts in the financial restatement. Under the Clawback Policy, “Incentive-Based Compensation” includes any compensation that is granted, earned, or vested based, in whole or in part, upon the attainment of a Financial Reporting Measure (as defined in the Clawback Policy).

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EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2025 executive compensation program for our named executive officers.

Oversight of Executive Compensation

The compensation of our named executive officers is determined and approved by our Compensation Committee, in discussion with the Chief Executive Officer with respect to the other named executive officers. The Chief Executive Officer does not participate in discussions or decisions regarding his own compensation.

We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive talent by providing competitive compensation packages. Accordingly, we design our executive compensation programs to:

●	attract, motivate and retain executives with the skills and expertise to execute our business plans;

●	reward those executives fairly over time for actions consistent with creating long-term stockholder value;

●	align the interests of our executive officers with those of our stockholders; and

●	provide compensation packages that are competitive, reasonable and fair within the highly competitive insurance and insurtech market for talented individuals.

2025 Summary Compensation Table

The following table shows compensation awarded to or earned by our named executive officers (each, an “NEO” and collectively, the “NEOs”), for the fiscal years ended December 31, 2025 and 2024.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards (Unvested) ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)		Total ($)

Ezra Beyman,	2025	464,600	297,410	1,705,060	-	-	-	14,000	(1)	2,481,070
CEO	2024	425,000	-	55,278	-	-	-	4,577	(1)	484,855

Joel Markovits,	2025	315,000	1,000	794,590	-	-	-			1,110,590
CFO	2024	315,000	-	42,493	-	-	-			357,493

Yaakov Beyman, EVP	2025	275,000	1,000	478,038	-	-	-	11,040	(1)	765,078
Insurance	2024	275,000	-	35,964	-	-	-	11,000	(1)	321,64

(1)	Represents employer 401(k) plan contributions.

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Director Compensation

The table below shows the compensation paid to our non-employee directors during 2025 and 2024.

Name		Fees earned or paid in cash ($)	Stock awards ($)	Un- exercisable Option awards (# of Shares)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ben Fruchtzweig	2025	54,831	217,991	-	-	-	-	272,822
Director	2024	48,996	11,766	-	-	-	-	60,762

Scott Korman	2025	57,250	217,991	-	-	-	-	275,241
Director	2024	51,000	11,766	-	-	-	-	62,766

Sheldon Brickman	2025	52,419	217,991	-	-	-	-	270,410
Director	2024	47,004	11,766	-	-	-	-	58,770

Alex Blumenfrucht	2025	47,917	172,997	-	-	-	-	220,914
Director	2024	45,000	11,766	-	-	-	-	56,766

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our PEO and to our other non-PEOs and certain financial performance of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

	PEO		Average of Non-PEO NEOs		Value of $100 Initial Investment Based On:
Year[1]	SCT Total Compensation	Compensation Actually Paid[2]	SCT Total Compensation	Compensation Actually Paid[2]	Cumulative TSR[3]	Net (Loss) Income ($000)
2025	$2,481,070	$1,783,099	$937,834	$693,711	$0.36	$(6,988)
2024	$484,855	$484,855	$339,729	$339,729	$0.10	$(9,072)
2023	$444,782	$444,782	$364,018	$364,102	$0.37	$(12,010)

(1)	The PEO for all three covered years was Ezra Beyman. The non-PEO NEOs for all three covered years were Joel Markovits and Yaakov Beyman.

(2)	Amounts reported in this column are based on total compensation reported for our PEO and our non-PEO NEOs in the Summary Compensation Table for the indicated reporting and adjusted as shown in the table below. Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

(3)	Total shareholder return (“TSR”) was calculated from December 31, 2022.

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Fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

	2023		2024		2025
	CEO	Other NEOs	CEO	Other NEOs	CEO	Other NEOs

Summary Compensation Table Reported Compensation	$444,782	$364,018	$484,855	$339,729	$2,481,070	$937,834

Deduct: Grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY (b)	$105,840	$78,351	$55,278	$39,229	$1,705,060	$636,614

Deduct: For any awards granted in any prior FY that were forfeited during the covered FY, the fair value at the end of the prior FY	$-	$-	$-	$-	$-	$-

Add: Fair values as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY	$-	$-	$-	$-	$-	$-

Add: The change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	$-	$-	$-	$-	$-	$-

Add: For awards that are granted and vest in the same FY, the fair value as of the vesting date	$105,840	$78,435	$55,278	$39,229	$1,007,089	$392,191

Add: The change in fair value (whether positive or negative) as of the vesting date of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	$-	$-	$-	$-	$-	$-

Total Compensation Actually Paid	$444,782	$364,102	$484,855	$339,729	$1,783,099	$693,711

The graphs below describe the relationship between compensation actually paid to our NEOs and the Company’s cumulative Total Shareholder Return, net income and adjusted EBITDA for the indicated years. In addition, the first graph below compares the Company’s cumulative TSR and our peer group cumulative TSR.

Equity Compensation Plan Information

On January 29, 2019, our Board and stockholders adopted the 2019 Plan, pursuant to which 581 shares of our common stock were reserved for issuance as awards to employees, directors, consultants, advisors and other service providers as of December 31, 2024.

On August 10, 2023 and November 14, 2023, the Board and the Company’s stockholders, respectively, approved the 2023 Equity Incentive Plan (the “2023 Plan”), pursuant to which 1,826 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of December 31, 2024.

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On January 17, 2024 and March 13, 2024, the Board and the Company’s stockholders, respectively, approved the 2024 Equity Incentive Plan (the “2024 Plan”), pursuant to which 0 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of December 31, 2024.

On October 2, 2024 and December 31, 2024, the Board and the Company’s stockholders, respectively, approved the 2024 Omnibus Incentive Plan (the “2024 Omnibus Plan”), pursuant to which 7 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of January 14 2026.

On March 18, 2025, the Board approved the 2025 Equity Incentive Plan (the “2025 Plan”), pursuant to which approximately 116,090 shares of our common stock were reserved for issuance as awards to employees, directors and consultants as of January 14, 2026. The 2025 Plan was approved by the Company’s stockholders at the Company’s 2025 Annual General Meeting held on May 29, 2025.

We have no remaining unexercised options granted to employees, directors and consultants under its 2019 Plan, 2023 Plan, 2024 Plan 2024 Omnibus Plan, and 2025 Plan, each as of March 12, 2026.

As of December 31, 2025, there were no options outstanding.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. Consistent with its annual compensation cycle, if options were to be granted, the Compensation Committee would seek to grant annual stock option awards after its Annual Report on Form 10-K has been filed. The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were granted to executive officers during 2024, including in the period beginning four business days before the filing of a quarterly report on Form 10-Q, the filing of an annual report on Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report.

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No Pension Benefits

We do not maintain any plan that provides for payments or other benefits to its executive officers at, following or in connection with retirement and including, without limitation, any tax-qualified defined benefit plans or supplemental executive retirement plans.

No Nonqualified Deferred Compensation

We do not maintain any defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 12, 2026, by:

●	each person who is known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock;

●	each of our named executive officers; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person is deemed to be the beneficial owner of securities over which such person has sole or shared voting or investment power, including shares of common stock that may be acquired within 60 days through the exercise of options or warrants.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Unless otherwise indicated, we have based our calculation of the percentage of beneficial ownership on 21,253,013 shares of our common stock issued and outstanding as of March 12, 2026.

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Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The business address of each of the beneficial owners listed below is c/o Reliance Global Group, Inc., 300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Directors and Named Executive Officers:
Ezra Beyman	659,780	(2)	3.10%
Joel Markovits	127,690		*	%
Yaakov Beyman	159,473		*	%
Sheldon Brickman	114,981		*	%
Scott Korman	130,346		*	%
Ben Fruchtzweig	86,714		*	%
Alex Blumenfrucht	66,970		*	%
All directors and executive officers as a group (7 persons)	1,345,954		6.33%

Principal Shareholders (more than 5%):
None

*	less than 1%.

(1)	Unless otherwise indicated, the business address of each of the beneficial owners listed below is c/o Reliance Global Group, Inc., 300 Blvd. of the Americas, Suite 105 Lakewood, NJ 08701.

(2)	Represents (i) 659,300 shares of common stock held by Ezra Beyman directly, (ii) 8 shares of common stock held by Reliance Global Holdings, LLC; and (iii) 472 shares of common stock held by YES Americana Group, LLC. Reliance Global Holdings, LLC is an entity controlled by Ezra Beyman and his spouse. YES Americana Group, LLC is an entity controlled by Ezra Beyman’s spouse.

Certain Relationships and Related Transactions, and Director Independence

The following is a description of transactions which we were a party in which (i) the amount involved exceeded or will exceed the lesser of (A) $120,000 or (B) one percent of our average total assets at year-end for the last two completed fiscal years and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, any of the foregoing persons, who had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other similar arrangements, which are described under “Executive Compensation.”

Software Purchase:  The Company incurred a liability of $200,000 to an employee for software purchased in July 2019. The payable was issued with a $27,673 discount, utilizing a 7.5% discount rate. There are monthly payment terms of $4,167 through June 2024, the date of final settlement. The balance is carried at present value on the consolidated balance sheets. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company presents current balances of $0 in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2025, and December 31, 2024, respectively. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $0 as of December 31, 2025, and December 31, 2024, respectively. Amortization expense to bring the payable to present value for the year ended December 31, 2025, and December 31, 2024, respectively, was $0, and $3,458, and is classified to the interest expense, related parties account in the consolidated statements of operations.

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Americana Credit Agreement and Revolving Note: On March 5, 2025, and as amended on June 24, 2025, the Company and YES Americana Group, LLC (“Americana”) entered into a Revolving Credit Facility Agreement (the “Credit Agreement”) pursuant to which Americana agreed to extend a revolving credit facility of up to $2,000,000 to the Company (the “Facility”), to provide additional working capital for the Company to cover incremental M&A acquisition related costs, as well as for general working capital uses. Subject to the terms and conditions of the Credit Agreement and the other transaction documents, and in reliance upon the representations and warranties set forth therein, Americana agreed to make loans to the Company from time to time, pursuant to the terms of the Credit Agreement, until, but not including, the Maturity Date (as hereinafter defined), provided, however, that the aggregate principal balance of all loans outstanding at any time under the Credit Agreement will not exceed the Loan Availability, defined in the Credit Agreement as $2,000,000 less any obligations the Credit Agreement and related transaction documents. Loans made by Americana may be repaid and, subject to the terms and conditions of the Credit Agreement, borrowed again up to, but not including, the Maturity Date, unless the loans are otherwise terminated or extended as provided in the Credit Agreement. The “Maturity Date” means the earlier of (i) 12 months from March 5, 2025; (ii) the date of prepayment of the Revolving Note (as hereinafter defined) by the Company (subject to the terms of the Credit Agreement) and the termination of the Credit Agreement as of such date; or (iii) the date of the occurrence of an Event of Default (as defined in the Credit Agreement) and acceleration of the Revolving Note pursuant to the Credit Agreement. Subject to the terms and conditions of the Credit Agreement, any request for a loan under the Credit Agreement may be made from time to time and in such amounts as the Company may choose. Loans under the Credit Agreement bear interest at the rate of 0.1% per annum. No principal or interest payments are due as to any loan under the Credit Agreement prior to the Maturity Date, and there are no prepayment penalties. Pursuant to the terms of the Credit Agreement, the Company executed an unsecured revolving promissory note (the “Revolving Note”) to evidence the loans under the Credit Agreement, in favor of Americana in the principal amount of, the greater of: (i) $1,075,064 and (ii) the aggregate principal amount of all Loans outstanding under and pursuant to the Credit Agreement. As of December 31, 2025, the outstanding balance on the Facility was $286,536 presented in the current portion of loans payables, related parties account on the condensed consolidated balance sheets. Related interest expense for the period ended December 31, 2025, is recognized in the interest expense related parties account on the consolidated statements of operations.

Deferred Purchase Price Liability: Pursuant to the first amendment to the April 26, 2022 asset purchase agreement between the Company and Barra & Associates, LLC, a related party entity beneficially owned by a senior vice president of the Company, the Company agreed to pay a deferred purchase price (the “DPP”) of $1,375,000 by January 31, 2023, and all amounts unpaid thereafter will accrue interest at a rate of 1.5% per month until paid. The DPP was fully repaid during the fiscal year ended December 31, 2025. The Company classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassified and presents current balances of $0 and $241,707 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2025 and December 31, 2024. Non-current amounts are classified to the loans payable, related parties, less current portion account in the consolidated balance sheets and amounted to $0 and $2,922 as of December 31, 2025, and December 31, 2024 respectively. Interest expense for the year ended December 31, 2025 and December 31, 2024, respectively was $22,215, and $64,069 recorded to interest expense, related parties in the consolidated statements of operations.

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Asset Purchase Agreement Liability: The Company, Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (collectively, the “Parties”) entered into a purchase agreement on or around May 1, 2019 (the “Purchase Agreement”), whereby the Company purchased the business and certain assets noted within the Purchase Agreement, as well as that certain second amendment to the Purchase Agreement on or around May 18, 2023 (the “Second Amendment”). On January 11, 2024, the Parties entered into that certain third amendment to the Purchase Agreement (the “Third Amendment”), pursuant to which the Parties agreed to a total remaining earn-out balance of $423,107 owed to both Jonathan Fortman and Zachary Fortman, each under the Purchase Agreement, both employees and related parties to the Company, for a combined total earn-out amount owed of $846,214 (the “Remaining Balances”). In satisfaction of such Remaining Balances, the Company agreed to pay $11,000 on the first business day of each month to both Jonathan Fortman and Zachary Fortman each until the Remaining Balances are paid in full. In addition, the Parties agreed under the Third Amendment that the Remaining Balances shall accrue interest at the rate of 10% per annum until the Remaining Balances are paid in full, with an effective date of January 2, 2024, for purposes of the commencement of interest accrual. Since the Remaining Balances were final and no longer subject to contingencies, as of December 31, 2023 and the period then ended, they were reclassified from the earn-out liability account to the loan payable, related parties, less current portion account and pursuant to full repayment by the Company of any remaining open balance and accrued interest on the Asset Purchase Agreement Liability during the fiscal year ended December 31, 2025, the open balances were $0 and $425,130 as of December 31, 2025, and December 31, 2024 respectively. The Company re-classifies amounts planned to be settled within twelve months from the balance sheet date to current liabilities. Accordingly, the Company reclassified and presents current balances of $0 and $208,358 respectively, in the current portion of loans payables, related parties account in the consolidated balance sheets as of December 31, 2025 and December 31, 2024. Interest expense for the years ended December 31, 2025 and December 31, 2024, respectively was $29,441, and $73,274 recorded to interest expense, related parties in the consolidated statements of operations.

Fortman Transaction: On July 7, 2025, the Company, Fortman Insurance Services, LLC, an Ohio limited liability company and wholly owned subsidiary of the Company (the “Seller”, or “Fortman”), and Fortman Insurance Agency, LLC, an Ohio limited liability company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which the Seller agreed to sell substantially all of the assets of its insurance agency business (the “Fortman Business”) to the Purchaser for aggregate cash consideration of $5,000,000 (the “Fortman Transaction”). The Fortman Transaction closed on July 7, 2025, and was effective as of 12:01 a.m. Eastern Time on July 1, 2025. The sale did not represent a strategic shift in the Company’s business model of operations. The Company recognized a gain on sale in the gain on sale of business account in the condensed consolidated statements of operations for the year ended December 31, 2025, of $3,033,554.

The assets sold pursuant to the Asset Purchase Agreement included the Seller’s book of business, accounts, rights to renewal commissions and entitlements arising from new or renewal insurance business after July 1, 2025 (the “Effective Date”), as well as associated goodwill, leasehold interests, intellectual property (including the Fortman Insurance Services and Fortman Insurance Agency names), and other tangible and intangible assets used in the Fortman Business, and certain liabilities were assumed by the Purchaser. The Fortman Transaction excluded, among other things, Seller’s pre-Effective Date cash and cash equivalents, and other specified excluded assets and liabilities. Proceeds from the sale were utilized to pay down the Company’s long-term debt payable to Oak Street, and its Asset Purchase Agreement Liability.

EBS/USBA Transaction: On December 23, 2025, the Company, Employee Benefits Solutions, LLC and US Benefits Alliance, LLC, each wholly owned subsidiaries of the Company (collectively, the “EBS Seller”), and Employee Benefit Solutions Inc. (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the EBS Seller agreed to sell to the Purchaser substantially all of the assets used in the EBS Seller’s insurance brokerage and related services business (the “Business”) (the “EBS Transaction”) for aggregate cash consideration of $1,050,000 (the “Purchase Price”). The EBS Transaction closed on November 30, 2025 and was effective as of 11:59 p.m. Eastern Time on November 30, 2025 (the “Effective Date”). The sale did not represent a strategic shift in the Company’s business model or operations. The Company recognized the resulting gain on sale of $149,361 in the gain on sale of business account on the consolidated statements of operations for the year ended December 31, 2025.

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The assets sold pursuant to the Purchase Agreement included the EBS Seller’s book of business, accounts, accounts receivable, rights to commissions and entitlements arising from insurance business after the effective date, associated goodwill, and other tangible and intangible assets used in the Business. Certain liabilities related to the Business were assumed by the Purchaser. The EBS Transaction excluded, among other things, pre-effective date cash and cash equivalents and other specified excluded assets and liabilities. Proceeds from the EBS Transaction were used for general corporate purposes, including working capital and debt reduction.

Interim Crypto Purchase Agreement: On September 16, 2025, the Company entered into an Interim Crypto Purchase Agreement (the “Agreement”) with Mr. Moshe Fishman, the Company’s Director of Insurtech and Operations. Under the Agreement, and only as directed in writing by the Company’s Crypto Advisory Board (“CAB”), Mr. Fishman may use his personal cryptocurrency trading accounts on an interim basis to facilitate purchases of digital assets on behalf of the Company while the Company completes the establishment of its institutional cryptocurrency trading account. From the time of purchase, all rights, title and interest in the related digital assets belong exclusively to the Company, and the assets are held in Mr. Fishman’s account solely for the benefit of the Company. All gains, losses, and risks associated with such digital assets transactions accrue entirely to the Company. The Agreement provides that, once the Company’s institutional account is established and upon written instruction from the CAB, Mr. Fishman will promptly transfer to that account all digital assets held for the Company’s benefit. The Company will reimburse Mr. Fishman only for the actual purchase price and any reasonable, documented transaction fees incurred. No compensation or other consideration is payable to Mr. Fishman for services provided under the Agreement. All activities under the Agreement are conducted in accordance with the Company’s Insider Trading Policy and applicable law. The Agreement was approved by the Audit Committee of the Board of Directors, which is comprised entirely of independent, non-employee directors. The Agreement terminates upon the earlier of (i) completion of the transfer of all digital assets to the Company’s institutional account or (ii) October 30, 2025, unless extended with Audit Committee approval. The agreement terminated in accordance with its terms on October 30, 2025.

As of December 31, 2025, no compensation had been paid to Mr. Fishman, and any digital assets purchased pursuant to the Agreement is reflected in the Company’s condensed consolidated balance sheets as digital assets owned by the Company with any related unearned gains or losses reflected in the consolidated statements of operations for the year ended, December 31, 2025. During October 2025, the Company opened its institutional cryptocurrency account and Mr. Fishman transferred all digital assets purchased pursuant to the Agreement to the Company’s account.

Policies and Procedures for Related Party Transactions

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Company’s Board has determined that each of Scott Korman, Ben Fruchtzweig and Sheldon Brickman are independent directors under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director had with and has with the Company and all other facts and circumstances the Board deemed relevant in determining independence.

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Other Information

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company has engaged Laurel Hill as a solicitation agent for the purposes of this proxy and Annual Meeting.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date. Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 21,253,013 shares of Common Stock outstanding. Stockholders are entitled to one vote for each share of Common Stock owned.

Each of the proposals, except for the Director Election Proposal, requires the affirmative “FOR” votes of a majority of the votes cast on such proposal. Abstentions will have no effect on the outcome of these proposals. None of the proposals, other than the Auditor Ratification Proposal and the Adjournment Proposal, will be routine matters, and as such brokers may not vote at the Annual Meeting on any proposal, other than the Auditor Ratification Proposal and the Adjournment Proposal, unless they have received instructions from a beneficial owner.

Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Annual Meeting. If any additional matter should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o Reliance Global Group, Inc., ATTN: Secretary, at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701. A summary of all stockholder communications will be presented to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

We are subject to certain informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Joel Markovits at jmarkovits@relianceglobalgroup.com, or by sending a letter to Joel Markovits at the offices of the Company at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Joel Markovits, at jmarkovits@relianceglobalgroup.com or by sending a letter to Joel Markovits at the offices of the Company at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701 with any questions about proposals described in this proxy statement or how to execute your vote.

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Exhibit A

FIRST AMENDMENT TO THE

RELIANCE GLOBAL GROUP, INC.

2025 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Reliance Global Group, Inc. 2025 Equity Incentive Plan (the “Plan”) is hereby made and adopted by the Board of Directors (the “Board”) of Reliance Global Group, Inc., a Florida corporation (the “Company”), on March 4, 2026 (the “Adoption Date”), effective as of the date on which it is approved by the Company’s stockholders at the 2026 Annual Meeting of Stockholders; provided that such date is within twelve (12) months after the Adoption Date (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

R E C I T A L S

WHEREAS, the Company maintains the Plan, approved by the Company’s stockholders, pursuant to which the maximum aggregate number of shares of Common Stock that may be subject to Awards and sold under the Plan is currently 2,000,000 shares, as set forth in Section 2.01(a) of the Plan; and

WHEREAS, pursuant to Section 4.15 of the Plan, the Board may amend the Plan at any time; provided that any amendment to increase the number of shares of Common Stock reserved for issuance under the Plan shall require the approval of the Company’s stockholders within twelve (12) months before or after the Board’s adoption of such amendment; and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to increase the maximum aggregate number of shares of Common Stock reserved for issuance under the Plan by 14,000,000 shares to 16,000,000 shares; and

WHEREAS, the Board has recommended that this Amendment be submitted to the stockholders of the Company for approval at the 2026 Annual Meeting of Stockholders.

A M E N D M E N T

NOW, THEREFORE, BE IT RESOLVED, that, effective as of the Effective Date, the Plan is hereby amended as follows:

1. Amendment to Section 2.01(a). Section 2.01(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the provisions of Section 2.01(b) and Section 4.05, the maximum aggregate number of Shares that may be subject to Awards and sold under this Plan is 16,000,000 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

2. No Other Amendments; Ratification. Except as expressly set forth herein, all remaining terms and conditions of the Plan shall remain unchanged and in full force and effect without modification.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of law principles.

IN WITNESS WHEREOF, the undersigned, officer of the Company, acting pursuant to authority granted by the Board, has executed this instrument as of the date first written above.

RELIANCE GLOBAL GROUP, INC.

By:
Name:
Title:

A-1